As filed with the Securities and Exchange Commission on May 23, 2017

Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
_______________________

Ingevity Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	47-4027764
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
5255 Virginia Avenue
North Charleston, SC 29406
(843) 740-2300
(Address of Principal Executive Offices)
____________________

2017 Ingevity Corporation Employee Stock Purchase Plan
(Full Title of the Plan)
____________________

Katherine P. Burgeson
Executive Vice President, General Counsel and Secretary
Ingevity Corporation
5255 Virginia Avenue
North Charleston, South Carolina 29406
(843) 740-2300
(Name, Address and Telephone Number, Including Area Code, of Agent for Service)
__________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer ☐	Accelerated Filer ☐
Non-Accelerated Filer ☒	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering Price (2)	Amount of registration fee

Common stock, par value $0.01 per share	250,000	$57.70	$14,425,000	$1,671.86

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also registers such number of additional shares of the Registrant’s common stock, par value $0.01 per share (“Common Stock”) that may be issued to prevent dilution as a result of stock splits, stock dividends, recapitalizations or similar transactions.

(2)
Estimated in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act, solely for purposes of calculating the registration fee. The fee with respect to the shares of Common Stock registered herein is based on the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 19, 2017.

EXPLANATORY NOTE
This registration statement on Form S-8 is being filed to register 250,000 shares of common stock, par value $0.01 per share (“Common Stock”), of Ingevity Corporation (the “Company”) issuable pursuant to the Company’s 2017 Ingevity Corporation Employee Stock Purchase Plan (the “Plan”). The Plan was approved by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders on April 27, 2017.
PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II

INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
Except to the extent furnished and not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by Commission rules, the following documents, which are on file with the Commission, are incorporated herein by reference:

1.
The Company’s Annual Report on Form 10-K for the year ended December 31, 2016 (the “Form 10-K”), including information incorporated by reference in the Form 10-K from the Company’s definitive proxy statement for the 2017 Annual Meeting of Stockholders, which was filed with the Commission on March 15, 2017;

2.	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017;

3.	The Company’s Current Reports on Form 8-K filed on January 6, 2017, January 13, 2017, February 3, 2017, March 7, 2017 and May 2, 2017; and

4.
The description of the Company’s Common Stock contained in the Information Statement filed as Exhibit 99.1 to Amendment No. 7 to the Company’s Registration Statement on Form 10 filed on April 25, 2016, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement (other than any such documents or portions thereof that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, unless otherwise indicated therein, including any exhibits included with such items), and prior to the filing of a post-effective amendment that indicates that all of the securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing such documents.
Any statement contained in this Registration Statement, in amendment hereto or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein or in any subsequently filed amendment hereto or document which is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
ITEM 4. DESCRIPTION OF SECURITIES.
Not applicable.
ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
None.
ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
The Delaware General Corporation Law (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and the Company’s amended and restated certificate of incorporation includes such an exculpation provision. The Company’s amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director will be personally liable to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director. The provisions of the Company’s amended and restated certificate of incorporation apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director, and do not apply to officers of the Company who are not directors.
The Company’s amended and restated bylaws require the Company to indemnify any person who was or is made a party or is threatened to be made a party to, or is otherwise involved in, a legal proceeding by reason of the fact that he or she is or was a director, officer or employee of Ingevity, or while a director, officer or employee of the Company, is or was serving at the Company’s request in a fiduciary capacity with another enterprise (including any corporation, partnership, joint venture, trust, or other enterprise, including service with respect to any employee benefit plans maintained or sponsored by the Company), to the fullest extent authorized by the DGCL, as it exists or may be amended, against all expense, liability or loss (including attorneys’ fees, judgments, fines, U.S. Employee Retirement Income Security Act of 1974, as amended, excise taxes or penalties and amounts paid in settlement by or on behalf of such person) reasonably incurred or suffered in connection with such service. The Company is authorized under its amended and restated bylaws to maintain directors’ and officers’ insurance protecting the Company, any director, officer or employee of ours, against any expense, liability or loss, whether or not the Company would have the power to indemnify the person under the DGCL. The Company may, from time to time, indemnify any of its agents to the fullest extent permitted with respect to directors, officers and employees in its amended and restated bylaws.
The foregoing is only a general summary of certain aspects of Delaware law and the Company’s amended and restated certificate of incorporation and bylaws dealing with indemnification of directors and officers and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of those sections of the DGCL referenced above and the Company’s certificate of incorporation and bylaws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
Not applicable.
ITEM 8. EXHIBITS.
The Exhibits to this Registration Statement are listed in the Exhibit Index at the end of the Registration Statement and are incorporated herein by reference.
ITEM 9. UNDERTAKINGS.
(a)    The undersigned Registrant hereby undertakes:
(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of North Charleston, State of South Carolina, on May 23, 2017.

INGEVITY CORPORATION

By: /s/ D. Michael Wilson
D. Michael Wilson
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints D. Michael Wilson, John C. Fortson and Katherine P. Burgeson and, and each of them singly, such person’s true and lawful attorneys, with full power to them and each of them to sign, for such person and in such person’s name and capacity indicated below, any and all amendments and post-effective amendments to this Registration Statement, and generally to do all things in their name in their capacities as officers and directors to enable the Registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signature	Title(s)	Date
/s/ D. Michael Wilson	Director, President and Chief Executive Officer	May 15, 2017
D. Michael Wilson	(Principal Executive Officer)

/s/ John C. Fortson	Executive Vice President, Chief Financial Officer	May 23, 2017
John C. Fortson	and Treasurer (Principal Financial Officer)

/s/ Phillip J. Platt	Chief Accounting Officer and Corporate Controller	May 23, 2017
Phillip J. Platt	(Principal Accounting Officer)

/s/ Richard B. Kelson	Chairman of the Board of Directors	May 23, 2017
Richard B. Kelson

/s/ Jean S. Blackwell	Director	May 15, 2017
Jean S. Blackwell

/s/ Luis Fernandez-Moreno	Director	May 16, 2017
Luis Fernandez-Moreno

/s/ J. Michael Fitzpatrick	Director	May 15, 2017
J. Michael Fitzpatrick

/s/ Frederick J. Lynch	Director	May 15, 2017
Frederick J. Lynch

/s/ Daniel F. Sansone	Director	May 15, 2017
Daniel F. Sansone

INGEVITY CORPORATION
INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
3.1	Amended and Restated Certificate of Incorporation of Ingevity Corporation (incorporated by reference to Exhibit 3.1 to Form 8-K, filed on May 16, 2016 (File No. 001-37586)).
3.2	Amended and Restated Bylaws of Ingevity Corporation (incorporated by reference to Exhibit 3.2 to Form 8-K, filed on May 16, 2016 (File No. 001-37586)).
4.1*	2017 Ingevity Corporation Employee Stock Purchase Plan.
5.1*	Opinion of McGuireWoods LLP.
23.1*	Consent of PricewaterhouseCoopers LLP.
23.2*	Consent of McGuireWoods LLP (included as part of opinion filed as Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included on the signature page of the Registration Statement).
* Filed herewith